EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Scheid Vineyards, Inc. (the “Registrant”) on Form 10-QSB for the period ending September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Scott D. Scheid, the Chief Executive Officer and President of the Registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that based on my knowledge:

(1)    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

/s/ Scott D. Scheid
Scott D. Scheid
Chief Executive Officer and President
November 12, 2004